Exhibit 99.2
AMENDMENT NUMBER THREE
TO THE
HENRY SCHEIN, INC.
SECTION 162(m) CASH BONUS PLAN
                    WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, as amended (the “Plan”);
                    WHEREAS, pursuant to Section 7.2 of the Plan, the Company has reserved the right to amend the Plan;
                    WHEREAS, pursuant to the Company’s Compensation Committee Charter, the Board delegated authority to the Compensation Committee to amend the Plan; and
                    WHEREAS, the Compensation Committee desires to amend the Plan to extend the term thereof.
                    NOW, THEREFORE, the Plan is hereby amended, effective December 31, 2009, subject to stockholder approval at the 2009 annual stockholders’ meeting, as follows:
1.	Subject to stockholder approval at the 2009 annual stockholders’ meeting, Section 7.1 of the Plan is hereby amended to add the following new paragraph to the end thereof:
“ (c) The Plan is amended to extend the term to December 31, 2013, effective December 31, 2009, subject to stockholder approval at the 2009 annual stockholders’ meeting. Notwithstanding Sections 7.1(a) and 7.1(b), subject to stockholder approval of the Plan, as amended, at the 2009 annual stockholders’ meeting, a bonus may be payable under this Plan in respect to fiscal years beginning after December 31, 2009, provided that no bonus shall be payable under this Plan in respect to any fiscal year beginning after December 31, 2013.”
2.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.
                    IN WITNESS WHEREOF, this amendment has been executed April 16, 2009.

HENRY SCHEIN, INC.
By:	/s/ Michael S. Ettinger
	Name:	Michael S. Ettinger
	Title:	Senior Vice President